Entravision Communications

Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

SECOND QUARTER 2024 RESULTS

Declares Quarterly Cash Dividend of $0.05 Per Share Payable on September 30, 2024

Discontinues Entravision Global Partners Business

SANTA MONICA, CALIFORNIA, August 8, 2024 – Entravision Communications Corporation (NYSE: EVC), a media and advertising technology company, today announced financial results for the three- and six-month periods ended June 30, 2024.

"During the second quarter of 2024 we conducted a review of our digital strategy, operations and cost structure, and made the decision to sell Entravision Global Partners ("EGP"), our global digital commercial partnerships business. The sale was completed during the quarter, and the EGP business is reported as discontinued operations in our financial statements," said Michael Christenson, Chief Executive Officer.

Mr. Christenson continued, "Our net revenue from continuing operations increased 12% in the second quarter of 2024 compared to the same quarter in 2023. We remain focused on our 2024 priorities: maximize political revenue, provide highly-rated news and content to our audiences, strengthen our digital marketing solutions in combination with our television and audio offerings, and continue to grow Smadex, our programmatic ad purchasing platform.”

Unaudited Financial Highlights (In thousands, except share and per share data)

	Three-Month Period			Six-Month Period
	Ended June 30,			Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Net revenue	$82,654	$73,719	12%	$160,830	$141,366	14%
Cost of revenue - digital (1)	24,424	19,649	24%	47,082	36,516	29%
Operating expenses (2)	46,119	41,466	11%	92,254	80,875	14%
Corporate expenses (3)	10,811	12,042	(10)%	23,059	22,544	2%
Foreign currency (gain) loss	(24)	792	*	241	1,006	(76)%

Net income (loss) from continuing operations	$3,732	$(5,826)	*	$(3,778)	$(13,842)	(73)%
Net income (loss) from discontinued operations, net of tax	$(35,412)	$3,837	*	$(76,792)	$13,894	*
Net income (loss) attributable to common stockholders	$(31,680)	$(1,989)	1493%	$(80,570)	$52	*

Cash flows from operating activities	$17,696	$10,396	70%	$51,071	$47,091	8%
Free cash flow (4)	$15,702	$2,288	586%	$46,334	$32,233	44%

Net income (loss) per share from continuing operations, basic and diluted	$0.04	$(0.07)	*	$(0.04)	$(0.16)	(75)%

Net income (loss) per share from discontinued operations, basic and diluted	$(0.39)	$0.04	*	$(0.86)	$0.16	*

Net income (loss) per share attributable to common stockholders, basic and diluted	$(0.35)	$(0.02)	1650%	$(0.90)	$0.00	*

Weighted average common shares outstanding, basic	89,820,737	87,787,772		89,669,397	87,706,282
Weighted average common shares outstanding, diluted	90,721,280	87,787,772		89,669,397	87,706,282

Entravision Communications

(1)
Consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.
(2)
Operating expenses include direct operating and selling, general and administrative expenses. Included in operating expenses are $1.5 million and $2.2 million of non-cash stock-based compensation for the three-month periods ended June 30, 2024 and 2023, respectively, and $2.9 million and $3.7 million of non-cash stock-based compensation for the six-month periods ended June 30, 2024 and 2023, respectively.
(3)
Corporate expenses include $2.7 million and $3.2 million of non-cash stock-based compensation for the three-month periods ended June 30, 2024 and 2023, respectively, and $6.4 million and $5.4 million of non-cash stock-based compensation for the six-month periods ended June 30, 2024 and 2023, respectively.
(4)
Free cash flow is defined as cash flows from operating activities less cash paid for capital expenditures.

Net revenue for the three- and six-month periods ended June 30, 2024 increased primarily due to an increase in advertising revenue from our digital business units in our digital segment, and political advertising revenue in our television and audio segments, partially offset by decreases in advertising revenue, spectrum usage rights revenue and retransmission consent revenue in our television segment, and a decrease in advertising revenue in our audio segment.

Cost of revenue for the three- and six-month periods ended June 30, 2024 increased primarily due to the increase in digital advertising revenue.

Operating expenses for the three-month period ended June 30, 2024 increased primarily due to increases in salaries and cloud infrastructure expenses associated with the increase in digital advertising revenue, and an increase in salaries, primarily associated with the expansion of our news programming in our television segment, partially offset by a decrease in rent expense and a decrease in expenses associated with the decrease in advertising revenue in our audio segment.

Operating expenses for the six-month period ended June 30, 2024 increased primarily due to increases in salaries and cloud infrastructure expenses associated with the increase in digital advertising revenue, and an increase in salaries, primarily associated with the expansion of our news programming in our television segment, partially offset by a decrease in rent expense and a decrease in expenses associated with the decrease in advertising revenue in our audio segment.

Corporate expenses for the three-month period ended June 30, 2024 decreased primarily due to a decrease in professional services expense, and a decrease in non-cash stock-based compensation, partially offset by an increase in severance expense.

Corporate expenses for the six-month period ended June 30, 2024 increased primarily due to an increase in severance expense, an increase in non-cash stock-based compensation, and an increase in salaries, partially offset by a decrease in professional services expense.

Sale of EGP

As a result of the communication from Meta on March 4, 2024, that it intended to wind down its Authorized Sales Partners ("ASP") program globally and end its relationship with all of its ASPs, including us, by July 1, 2024, we conducted a thorough review of our digital strategy, operations and cost structure, and during the second quarter of 2024 made the decision to dispose of the operations of EGP, our digital commercial partnerships business. The disposition of EGP will allow us to enhance our strategic focus on our media business and our advertising technology business. The results of the EGP business are reported as discontinued operations in our financial statements.

Quarterly Cash Dividend

The Company announced today that its Board of Directors approved a quarterly cash dividend to shareholders of $0.05 per share on the Company's Class A and Class U common stock, in an aggregate amount of $4.5 million. The quarterly dividend will be payable on September 30, 2024 to shareholders of record as of the close of business on September 16, 2024. The Company currently anticipates that future cash dividends will be paid on a quarterly basis; however, any decision to pay future cash dividends will be subject to approval by the Board.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. These non-GAAP financial measures include Consolidated EBITDA and Free Cash Flow. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 8.

Consolidated EBITDA

We use the term “consolidated EBITDA” because that term is defined in our 2023 Credit Agreement. Under the terms of our 2023 Credit Agreement, consolidated EBITDA is a measure that governs several critical aspects of our 2023 Credit Facility, including, among other things, financial covenants with which we must comply and financial ratios which we must maintain in order to borrow funds needed for the operation of our business and with respect to the interest rates that we pay on our 2023 Credit Facility. For example, our 2023 Credit Agreement contains a total net leverage ratio financial covenant. The total net leverage ratio, or the ratio of consolidated total debt (net of up to $50.0 million of unrestricted cash) to trailing-twelve-month consolidated EBITDA, affects both our ability to

Entravision Communications

borrow from our Revolving Credit Facility and our applicable margin for the interest rate calculation. Under our 2023 Credit Agreement, our maximum total leverage ratio may not exceed 3.25 to 1.00. In addition, our 2023 Credit Agreement contains an interest coverage ratio financial covenant (calculated as set forth in the 2023 Credit Agreement), with a minimum permitted ratio of 3.00 to 1.00.

Therefore, we believe that it is important to disclose consolidated EBITDA to our investors to understand our compliance with these, and certain other, terms of our 2023 Credit Agreement. While many in the financial community and we consider consolidated EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance and liquidity prepared in accordance with accounting principles generally accepted in the United States of America, such as operating income (loss), net income (loss) and cash flows from operating activities. Consolidated EBITDA has certain limitations because it excludes and includes several important financial line items as noted above. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business. Consolidated EBITDA is also used to make executive compensation decisions.

We calculate Consolidated EBITDA as net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other operating gain (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from the Federal Communications Commission, or FCC, spectrum incentive auction less related expenses, expenses associated with investments, change in fair value of contingent consideration, non-recurring cash severance and restructuring charge, EBITDA attributable to redeemable noncontrolling interest, acquisitions and dispositions and certain pro-forma cost savings.

Free Cash Flow

We use the term free cash flow as a measure of our liquidity and we believe that it is a useful indicator for potential investors of our ability to implement growth strategies and service our debt. Free cash flow is a non-GAAP measure and should be considered in addition to, but not as a substitute for, information contained in our condensed consolidated statement of cash flows as a measure of liquidity.

We calculate free cash flow as cash flow from operating activities less capital expenditures.

Balance Sheet and Related Metrics

Cash and marketable securities as of June 30, 2024 totaled $88.3 million. Total debt as defined in the Company’s credit agreement was $187.8 million. Net of $50 million of cash and marketable securities, total leverage as defined in the Company’s credit agreement was 3.0 times as of June 30, 2024. Net of total cash and marketable securities, total leverage was 2.2 times.

Consolidated EBITDA, as defined in our 2023 Credit Agreement was $10.5 million and $15.0 million for the three- and six-month periods ended June 30, 2024.

Unaudited Segment Results (In thousands)

	Three-Month Period			Six-Month Period
	Ended June 30,			Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Net Revenue
Digital	$41,068	$30,234	36%	$79,290	$55,357	43%
Television	28,577	29,943	(5)%	57,126	60,255	(5)%
Audio	13,009	13,542	(4)%	24,414	25,754	(5)%
Total	$82,654	$73,719	12%	$160,830	$141,366	14%

Cost of Revenue - digital (1)
Digital	$24,424	$19,649	24%	$47,082	$36,516	29%

Operating Expenses (1)
Digital	12,779	9,879	29%	24,724	18,197	36%
Television	22,635	19,868	14%	45,603	39,967	14%
Audio	10,705	11,719	(9)%	21,927	22,711	(3)%
Total	$46,119	$41,466	11%	$92,254	$80,875	14%

Corporate Expenses (1)	$10,811	$12,042	(10)%	$23,059	$22,544	2%

(1) Cost of revenue, operating expenses, and corporate expenses are defined on page 2.

Entravision Communications

Notice of Conference Call

Entravision will hold a conference call to discuss its second quarter 2024 results on Thursday, August 8, 2024 at 4:30 p.m. Eastern Time. To access the conference call, please dial (877) 407-9716 (U.S.) or (201) 493-6779 (Int’l) ten minutes prior to the start time. The call will also be available via live webcast on the investor relations portion of the Company's website located at www.entravision.com.

About Entravision Communications Corporation

Entravision is a media and advertising technology company. In the U.S., we maintain a diversified portfolio of television and radio stations and digital advertising services that target Hispanic audiences. Our advertising technology business consists of Smadex, our programmatic ad purchasing platform, and Adwake, our mobile growth solutions business. Entravision remains the largest affiliate group of the Univision and UniMás television networks. Shares of Entravision Class A Common Stock trade on the NYSE under ticker: EVC. Learn more about our offerings at entravision.com or connect with us on LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

For more information, please contact:

Mark Boelke	Roy Nir
Chief Financial Officer	VP, Financial Reporting and Investor Relations
Entravision	Entravision
310-447-3870	310-447-3870
ir@entravision.com	ir@entravision.com

# # #

(Financial Table Follows)

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2024	2023	2024	2023
Net revenue	$82,654	$73,719	$160,830	$141,366

Expenses:
Cost of revenue - digital	24,424	19,649	47,082	36,516
Direct operating expenses	31,756	28,856	63,557	55,458
Selling, general and administrative expenses	14,363	12,610	28,697	25,417
Corporate expenses	10,811	12,042	23,059	22,544
Depreciation and amortization	4,428	3,713	9,167	7,214
Change in fair value of contingent consideration	240	21	20	721
Foreign currency (gain) loss	(24)	792	241	1,006
	85,998	77,683	171,823	148,876
Operating income (loss)	(3,344)	(3,964)	(10,993)	(7,510)
Interest expense	(4,118)	(4,195)	(8,561)	(8,118)
Interest income	577	720	1,155	1,328
Dividend income	—	14	10	32
Realized gain (loss) on marketable securities	4	(29)	(109)	(61)
Gain (loss) on debt extinguishment	(51)	—	(91)	(1,556)
Income (loss) before income taxes	(6,932)	(7,454)	(18,589)	(15,885)
Income tax benefit (expense)	10,664	1,628	14,811	2,043
Net income (loss) from continuing operations	3,732	(5,826)	(3,778)	(13,842)
Net income (loss) from discontinued operations, net of tax	(35,412)	3,837	(76,792)	13,894
Net income (loss) attributable to common stockholders	$(31,680)	$(1,989)	$(80,570)	$52

Basic and diluted earnings per share:
Net income (loss) per share from continuing operations, basic and diluted	$0.04	$(0.07)	$(0.04)	$(0.16)

Net income (loss) per share from discontinued operations, basic and diluted	$(0.39)	$0.04	$(0.86)	$0.16

Net income (loss) per share attributable to common stockholders, basic and diluted	$(0.35)	$(0.02)	$(0.90)	$0.00

Cash dividends declared per common share, basic and diluted	$0.05	$0.05	$0.10	$0.10

Weighted average common shares outstanding, basic	89,820,737	87,787,772	89,669,397	87,706,282
Weighted average common shares outstanding, diluted	90,721,280	87,787,772	89,669,397	87,706,282

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	June 30,	December 31,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$85,136	$67,398
Marketable securities	3,160	13,172
Restricted cash	779	770
Trade receivables, net of allowance for doubtful accounts	68,847	70,082
Assets held for sale	-	301
Prepaid expenses and other current assets	46,681	16,863
Current assets of discontinued operations	-	217,269
Total current assets	204,603	385,855
Property and equipment, net	63,418	66,932
Intangible assets subject to amortization, net	5,372	7,100
Intangible assets not subject to amortization	195,174	195,174
Goodwill	50,673	50,674
Deferred income taxes	87	265
Operating leases right of use asset	42,799	42,868
Other assets	7,480	21,223
Noncurrent assets of discontinued operations	-	95,855
Total assets	$569,606	$865,946

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$-	$8,750
Accounts payable and accrued expenses	59,547	47,776
Operating lease liabilities	7,736	6,748
Current liabilities of discontinued operations	-	208,779
Total current liabilities	67,283	272,053
Long-term debt, less current maturities, net of unamortized debt issuance costs	186,847	197,884
Long-term operating lease liabilities	44,127	45,178
Other long-term liabilities	4,370	4,624
Deferred income taxes	46,571	46,849
Noncurrent liabilities of discontinued operations	-	33,072
Total liabilities	349,198	599,660

Redeemable noncontrolling interest - discontinued operations	-	43,758
Stockholders' equity
Class A common stock	8	8
Class U common stock	1	1
Additional paid-in capital	821,590	743,246
Accumulated deficit	(600,382)	(519,812)
Accumulated other comprehensive income (loss)	(809)	(915)
Total stockholders' equity	220,408	222,528
Total liabilities, redeemable noncontrolling interest and equity	$569,606	$865,946

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$(31,680)	$(1,989)	$(80,570)	$52
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,992	6,509	13,125	12,980
Impairment charge	—	—	49,438	—
Deferred income taxes	4,438	76	214	(129)
Non-cash interest	68	46	160	179
Amortization of syndication contracts	114	120	227	240
Payments on syndication contracts	(114)	(121)	(229)	(241)
Non-cash stock-based compensation	3,287	5,968	8,734	10,021
(Gain) loss on marketable securities	(4)	29	109	61
(Gain) loss on disposal of property and equipment	86	(50)	183	18
Loss (gain) on the sale of businesses	45,014	—	45,014	—
(Gain) loss on debt extinguishment	51	—	91	1,556
Change in fair value of contingent consideration	(11,128)	1,123	(12,548)	(2,942)
Net income (loss) attributable to redeemable noncontrolling interest - discontinued operations	—	(12)	(2,779)	(12)
Net income (loss) attributable to noncontrolling interest - discontinued operations	—	—	—	(342)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(19,887)	(15,677)	9,586	17,480
(Increase) decrease in prepaid expenses and other current assets, operating leases right of use asset and other assets	(12,440)	(4,245)	(19,590)	(3,297)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	33,899	18,619	39,906	11,467
Net cash provided by operating activities	17,696	10,396	51,071	47,091
Cash flows from investing activities:
Proceeds from sale of businesses, net of cash divested	(42,967)	—	(42,967)	—
Proceeds from sale of assets	—	50	—	50
Purchases of property and equipment	(1,994)	(8,108)	(4,737)	(14,858)
Purchase of a business, net of cash acquired	—	(6,930)	—	(6,930)
Purchases of marketable securities	—	(775)	—	(10,172)
Proceeds from sale of marketable securities	1,177	12,389	10,019	28,093
Proceeds from loan receivable	10,748	—	10,748	—
Purchases of investments	—	(80)	—	(200)
Issuance of loan receivable	—	(8,086)	—	(8,086)
Net cash provided by (used in) investing activities	(33,036)	(11,540)	(26,937)	(12,103)
Cash flows from financing activities:
Proceeds from stock option exercises	—	241	—	554
Tax payments related to shares withheld for share-based compensation plans	—	(15)	(27)	(95)
Payments on debt	(10,000)	(1,497)	(20,275)	(213,245)
Dividends paid	(4,496)	(4,396)	(8,972)	(8,782)
Distributions to noncontrolling interest	—	(2,834)	(1,078)	(3,380)
Payment of contingent consideration	(13,400)	(31,710)	(14,300)	(31,710)
Principal payments under finance lease obligation	(33)	(38)	(74)	(76)
Proceeds from borrowings on debt	—	14	—	212,419
Payments for debt issuance costs	—	(492)	—	(1,777)
Net cash provided by (used in) financing activities	(27,929)	(40,727)	(44,726)	(46,092)
Effect of exchange rates on cash, cash equivalents and restricted cash	—	—	(2)	1
Net increase (decrease) in cash, cash equivalents and restricted cash	(43,269)	(41,871)	(20,594)	(11,103)
Cash, cash equivalents and restricted cash:
Beginning	129,184	142,212	106,509	111,444
Ending	$85,915	$100,341	$85,915	$100,341

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated EBITDA to Net income (loss) attributable to common stockholders

(In thousands; unaudited)

The most directly comparable GAAP financial measure is net income (loss) attributable to common stockholders. A reconciliation of this non-GAAP measure to net income (loss) attributable to common stockholders for each of the periods presented is as follows:

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2024	2023	2024	2023
Net income (loss) attributable to common stockholders	$(31,680)	$(1,989)	$(80,570)	$52
Net income (loss) attributable to redeemable noncontrolling interest - discontinued operations	—	(12)	(2,779)	(12)
Net income (loss) attributable to noncontrolling interest - discontinued operations	—	—	—	(342)
Interest expense	4,118	4,195	8,561	8,118
Interest expense - discontinued operations	103	111	219	216
Interest income	(577)	(720)	(1,155)	(1,328)
Interest income - discontinued operations	(179)	(317)	(731)	(569)
Dividend income	—	(14)	(10)	(32)
Realized gain (loss) on marketable securities	(4)	29	109	61
(Gain) loss on debt extinguishment	51	—	91	1,556
Income tax expense	(10,664)	(1,628)	(14,811)	(2,043)
Income tax expense - discontinued operations	3,010	889	(645)	1,535
Amortization of syndication contracts	114	120	227	240
Payments on syndication contracts	(114)	(121)	(229)	(241)
Non-cash stock-based compensation	3,287	5,968	8,734	10,021
Depreciation and amortization	4,428	3,713	9,167	7,214
Depreciation and amortization - discontinued operations	1,564	2,796	3,958	5,766
Change in fair value of contingent consideration	240	21	20	721
Change in fair value of contingent consideration - discontinued operations	(11,368)	1,102	(12,568)	(3,663)
Impairment charge - discontinued operations	—	—	49,438	—
Non-recurring cash severance and restructuring charge	3,127	487	3,127	612
Other operating (gain) loss - discontinued operations	45,014	—	45,014	—
EBITDA attributable to redeemable noncontrolling interest - discontinued operations	—	(417)	(167)	(417)
EBITDA attributable to noncontrolling interest - discontinued operations	—	—	—	(230)
Consolidated EBITDA (1)	$10,470	$14,213	$15,000	$27,235

(1) Consolidated EBITDA is defined on page 2.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is cash flows from operating activities. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2024	2023	2024	2023
Cash flows from operating activities	$17,696	$10,396	$51,071	$47,091
Cash paid for capital expenditures (2)	(1,994)	(8,108)	(4,737)	(14,858)
Free cash flow (1)	$15,702	$2,288	$46,334	$32,233

(1)
Free cash flow is defined on page 2.
(2)
Capital expenditures are not part of the consolidated statement of operations.